                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-33938


                       NATURAL MICROSYSTEMS CORPORATION

                       Supplement dated August 28, 2000

                      to Prospectus dated April 14, 2000

                     -------------------------------------
                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

   The following text and table are inserted at the end of the above-captioned section:

   The table below lists the stockholders selling shares of common stock with this prospectus, and the number of shares of common stock they are offering, after giving effect to our two-for-one stock split on August 7, 2000. The table also reflects sales and other transfers of common stock by these stockholders as of that date, to our knowledge.

Name                                                 Shares Offered
----------------------------------                   --------------
Calvary Church Santa Ana                                    300
Clarent Corporation                                       9,528
Eileen Coe                                                2,286
Michael H. Collender                                          0
Ronald Crawford and Hyong Crawford                        4,170
Patrick J. Croswell                                       5,102
Roger C. Davisson                                           966
Davisson Family Trust                                     4,516
Anthony Dominicis                                             2
Clifford L. Farrar                                          686
Daniel E. Finley and Mary H. Finley                       1,172
Focus on the Family                                       2,000
Glenn Fountain                                           23,600
David Allen Garrett                                       2,286
Chris Hawkinson                                           4,572
Steven Hoffman                                           25,866
Jesse M. James                                            2,744
Judith Kelman                                             3,056
Stanley M. Lee and Esther J. Lee                          8,056
I-Shyh Lin                                                6,868
Ernest Louie                                             21,680
Louie Family Trust A                                      7,668
Kent Lowell                                              18,592

Name                                                 Shares Offered
----------------------------------                   --------------
MacDonald Revocable Inter Vivos Trust                    94,666
Saul Moreno                                               1,600
Shawn Nguyen                                              2,744
Richard Orr                                                 686
Ruby Orr                                                     90
Steve Qu                                                  4,572
Vito Rocco                                                8,056
Forrest Rose                                            101,082
Robert Ivan Rose, Jr.                                         0
K. C. Schaaf                                                  0
Joan Taylor                                               5,568
Townsend Trust                                           80,238
Trinity Unity Presbyterian Church                         1,000
Diane M. Volden                                           1,828
Thomas A. Volden                                        105,198
Brian J. Walker                                             548
Charles J. Walker                                       125,566
C. Alan Williams                                         39,936
Joan Williams                                            39,936
Gerald Willoughby and Pauline Willoughby                  9,266
Winton Family Trust                                       4,836
Ivan L. Wolff                                             2,908
Ekrem Yilmaz                                                548
                                                        -------
     TOTAL                                              786,288
                                                        =======


This Supplement must be read together with our Prospectus dated April 14, 2000. You may request a copy of the Prospectus dated April 14, 2000 at no cost by writing or telephoning Natural MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Investor Relations, Telephone: (508) 620-9300.

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